UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2005 (May 2, 2005)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the execution of the Employment Agreement, the Company granted to Mr. Fultz a five-year option to purchase 600,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $0.60 per share. This option vests with respect to: (i) 100,000 shares of the underlying Common Stock on each of May 2, 2006, May 2, 2007 and May 2, 2008; and (ii) 300,000 shares of the underlying Common Stock upon the Company achieving certain performance milestones.

Pursuant to the Employment Agreement, on May 6, 2005, the Company also granted to Mr. Fultz a fully-vested option to purchase 200,000 shares of Common Stock at an exercise price of $0.50 per share. Also pursuant to the Employment Agreement, Mr. Fultz has agreed to exercise this option no later than March 2, 2006.

The options described above were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon factual representations made by Mr. Fultz to the Company concerning his investment and sophistication, among other things.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2005, the Board of Directors of i2 Telecom International, Inc., a Washington corporation (the “Company”), appointed James R. Fultz to serve as a director of the Company and hired Mr. Fultz to serve as the Company’s President and Chief Operating Officer.

From December 2000 until December 2004, Mr. Fultz, age 45, served as president and chief executive officer of a number of venture-funded telecom technology companies, including Zaffire, Inc., Scion Photonics, Inc., Accelight Networks, Inc. and RBN, Inc. Prior to these assignments, he served as executive vice president of Antec Corporation, a cable television equipment manufacturer. From January 1998 to November 1999, Mr. Fultz was executive vice president of Celerity Systems, Inc., a provider of video-on-demand equipment which installed and managed regional video server systems in China, Europe and the Middle East. From August 1992 until December 1997, Mr. Fultz served as chairman and chief executive officer of MediaMax Asia Pacific, Inc., an electronic media publishing and distribution company in The People’s Republic of China.

There are no family relationships between Mr. Fultz and any officer or director of the Company. On May 2, 2005, the Company and Mr. Fultz entered into an Employment Agreement (the “Employment Agreement”) pursuant to which Mr. Fultz has agreed to serve as the Company’s President and Chief Operating Officer for a two-year term which may be extended for up to two additional years at the Company’s election. The Employment Agreement provides for: (i) the payment of a specified base salary and an annual performance bonus; (ii) the issuance of stock options; (iii) a prohibition against Mr. Fultz’s disclosure of confidential information for a period of two years following the termination of Mr. Fultz’s employment; and (iv) certain severance pay if Mr. Fultz’s employment with the Company is terminated by the Company without cause. Mr. Fultz’s base salary under the Employment Agreement is currently $216,000 per annum, subject to increase upon the occurrence of certain events.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Exhibits.

99.1 Employment Agreement between the Company and James R. Fultz dated May 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ Paul Arena
Paul Arena
Chief Executive Officer

Dated: May 6, 2005

EXHIBIT INDEX

99.1	Employment Agreement between the Company and James R. Fultz dated May 2, 2005.